Amendment No. 3
                                       to
                                    Agreement
                               dated March 6, 1998


          This Amendment No. 3 (the "Amendment"), dated as of July 16, 1998, amends the agreement, dated March 6, 1998 (the "Agreement") and as amended by Amendment No. 1 and Amendment No. 2 thereto, dated as of May 20, 1998 and June 29, 1998, respectively, by and among Presidio Capital Corp., a corporation organized in the British Virgin Islands ("Presidio"), American Real Estate Holdings, L.P., a Delaware limited partnership ("AREH"), and Olympia Investors, L.P., a Delaware limited partnership ("Olympia"). Capitalized terms used herein and not otherwise defined will have the meanings ascribed to them in the Agreement.

          The parties agree as follows:

          1. Notwithstanding anything in the Agreement to the contrary, the Offers shall be extended until 5:00 p.m. on Friday, July 24, 1998.

          2. All references in the Agreement and in Amendment No. 1 and Amendment No. 2 to "the agreement" or "this agreement" shall hereinafter be deemed to refer to the Agreement as amended by Amendment No. 1, Amendment No. 2 and this Amendment. Except as expressly amended by Amendment No. 1, Amendment No. 2 and hereby, the Agreement shall remain in full force and effect as originally executed by the parties.



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          3. This Amendment may be executed in counterparts, each of which shall be considered an original, but both of which together shall constitute the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

                                       PRESIDIO CAPITAL CORP.


                                       By:_____________________
                                            Allan B. Rothschild
                                             Authorized Signatory


                                       OLYMPIA INVESTORS, L.P.

                                       By:  Olympia-GP, Inc.



                                       By:_______________________
                                            Martin L. Hirsch, Vice President


                                       AMERICAN REAL ESTATE HOLDINGS, L.P.

                                       By:  American Property Investors, Inc.



                                       By:_____________________________
                                            Martin L. Hirsch, Vice President